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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 pertaining to the Amended and Restated 1996 Stock Option Plan of Cyberonics, Inc. of our report dated July 30, 1999, included in Cyberonics, Inc.'s Form 10-K for year ended June 30, 1999 and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen LLP


Houston, Texas
November 15, 1999